Exhibit 10.1

RESTRICTED STOCK UNIT AWARD CERTIFICATE

(Performance- and Service-Based)

Non-transferable

GRANT TO

(the “Participant”)

by ScanSource, Inc. (the “Company”)

The Company hereby grants to Participant a performance-based and service-based Restricted Stock Unit (“RSU”) Award (the “Award”), which represents a contingent right to acquire shares of the Company’s common stock, no par value (the “Shares”). The Award is subject to the terms and conditions set forth in this Restricted Stock Unit Award Certificate (Performance- and Service-Based) (the “Award Certificate”), including Schedule A, which is attached hereto and expressly made a part of this Agreement, and the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), the terms of which are incorporated herein in their entirety.

Participant:	[Insert Participant Name]

Award Date:	[Insert Award Date]

Performance Cycle:	January 1, 2020 to December 31, 2020

The actual number of Shares, if any, subject to the Award that may be earned shall be determined based on the attainment of the performance goals specified in Schedule A, as determined by the
Compensation Committee (“Committee”) following the end of the Performance Cycle; provided, however, that no Shares shall vest and be distributable to the Participant unless the Participant is continuously employed by the Company from the Award Date until December 31, 2022 and the provisions of Section 4 of Schedule A are met, except as otherwise provided in Section 3 of the
Award Certificate in the event of death, Disability or Retirement or in Section 4 of the Award
Certificate in the event of a Change in Control.

The aggregate target number of RSUs for the Performance Cycle is [Insert Number] RSUs (the “Target RSUs”).

Number of Restricted Stock Units (“RSUs”):

The total number of RSUs that may be eligible to be earned under the Award is between 0% and 150% of the Target RSUs for the Performance Cycle based on attainment of the Operating Income (“OI”) performance goal, subject in all cases, to the Participant’s continued employment from the Award Date through December 31, 2022 except in the event of the Participant’s death, Disability or Retirement or a Change in Control.

If the OI performance goal is below the threshold, no RSUs are earned for Performance Cycle.

If the OI performance goal is at threshold (90% of Target OI), 50% of the RSUs are earned for the Performance Cycle.

If the OI performance goal is at target (100% of Target OI), 100% of the RSUs are earned for the Performance Cycle.

If the OI performance goal is at or above the maximum (110% of Target OI), 150% of the RSUs are earned for the Performance Cycle.

The RSUs deemed earned for OI results between (i) threshold and target and (ii) target and maximum will be calculated using interpolation.

IN WITNESS WHEREOF, ScanSource, Inc., acting by and through its duly authorized officers, has caused this Award Certificate to be executed effective as of the Award Date.

SCANSOURCE, INC.

By:
Its:	Authorized Officer

Grant Date: (referred to herein as the “Award Date”):

AWARD CERTIFICATE TERMS AND CONDITIONS

1.    Grant of Award. ScanSource, Inc. (the “Company”) hereby grants to the Participant named on Page 1 hereof (the “Participant”), subject to the restrictions and the other terms and conditions set forth in the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), and in this Award Certificate, a performance- and service-based Restricted Stock Unit Award (the “Award”) for up to the number of Shares indicated on Schedule A, which is attached hereto and expressly made a part of this Award Certificate. For the purposes herein, the Shares subject to the Award are units that will be reflected in a book account maintained by the Company and that will be settled in Shares if and only to the extent permitted under the Plan and this Award Certificate. Prior to issuance of any Shares upon vesting and payment of the Award, the Award shall represent an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

2.    Vesting and Earning of the Award. The number of Shares subject to the Award that may be earned during the Performance Cycle will be determined by the Committee following the end of the Performance Cycle, as provided in Schedule A; provided, however, that (except as otherwise provided in Section 3 or Section 4 below), the Award shall not vest, in whole or in part, and the Participant shall not be entitled to any of the Shares (that is, Shares subject to the Award shall remain subject to forfeiture), unless the Participant remains continuously employed by the Company from the Award Date until December 31, 2022. The Committee has sole discretion to determine if and the extent to which the Award has become earned and vested. One Share of Stock will be issuable for each RSU that is earned and vests. RSUs that have been earned and become vested are referred to herein as “Vested RSUs.” RSUs that have not become earned and vested and remain subject to forfeiture are referred to herein as “Unvested RSUs.” The Unvested RSUs and Vested RSUs are collectively referred to herein as the “RSUs.” The Award will terminate and the Unvested RSUs will be subject to forfeiture upon termination of the Participant’s employment as set forth in Section 3.

3.    Effect of Termination; Forfeiture.

(a)    If the Participant’s employment with the Company terminates for any reason prior to December 31, 2022 other than as set forth in Section 3(b) or Section 4 below, then the Participant shall forfeit all of the Participant’s right, title and interest in the Award (and the underlying Shares), to the extent not vested and earned as of the date of the Participant’s termination of employment, and such Unvested RSUs shall revert to the Company (without the payment by the Company of any consideration for such Shares) immediately following the event of forfeiture.

(b)    Notwithstanding the provisions of Section 2, Schedule A and Section 3(a) herein, the Award shall be deemed earned and vested on the earliest to occur of the following:

(i)    Upon the termination of the Participant’s employment due to death or Disability prior to December 31, 2022, (A) the Award shall be deemed earned as if the goal(s) for the Performance Cycle had been met at target and the earned RSUs will vest as of the termination of the Participant’s employment with the Company due to death or Disability, if the termination of the Participant’s employment occurs prior to completion of the Performance Cycle, or (B) the Award shall vest, with respect to the previously-earned RSUs, as of the termination of the Participant’s employment with the Company due to death or Disability, if the termination of the Participant’s employment occurs after completion of the Performance Cycle.

(ii)    Upon the termination of the Participant’s employment due to Retirement prior to December 31, 2022, the Participant shall be paid a pro rata award based on the number of completed days in service from the Award Date until December 31, 2022, (A) based on actual performance through the date of termination of the Participant’s employment, if the termination of the Participant’s employment occurs prior to completion of the Performance Cycle, or (B) with respect to previously-earned RSUs, if the termination of the Participant’s employment occurs after completion of the Performance Cycle.

(c)    Any amounts payable as provided herein shall be paid as described in Section 6.

(d)    For clarification, for the purposes of this Section 3, “Retirement” and “Cause” shall have the meaning given such terms in the Plan, and “Disability” shall have the meaning given such term in the Plan, except that the phrase “12 months” shall be replaced by the phrase “six months”. For purposes of this Award, termination of employment will be construed consistent with a separation from service within the meaning of Section 409A of the Code.

4.    Effect of Change in Control. In the event of a Change in Control prior to December 31, 2022:

(a)    To the extent that the successor or surviving company in the Change in Control event does not assume or substitute for the Award (or in which the Company is the ultimate parent corporation and does not continue the Award) on substantially similar terms or with substantially equivalent economic benefits (as determined by the Committee) as Awards outstanding under the Plan immediately prior to the Change in Control event, the Award shall be deemed vested, earned and payable (A) based on attainment of the performance goal(s) at target with respect to the Performance Cycle that has not been completed as of the date of the Change in Control or (B) with respect to previously-earned RSUs if the Performance Cycle has been completed by the time of the date of the Change in Control, provided the Participant remains continuously employed by the Company from the Award Date until the time of the Change in Control.

(b)    The Award will nonetheless become vested, earned and payable as provided herein if the employment of the Participant is terminated by the Company or the Participant in contemplation of a Change in Control (whether or not the Change in Control is consummated) or, in the event that the Award is substituted, assumed or continued in connection with a Change in Control, within one year after the effective date of a Change in Control, in either event prior to December 31, 2022, if such termination of employment (X) is by the Company not for Cause or (Y) is by the Participant for Good Reason. In such event, the Award shall be deemed vested, earned and payable (i) (A) based on actual performance through the date of termination of the Participant’s employment if the employment of the Participant is terminated by the Company or the Participant in contemplation of a Change in Control (whether or not the Change in Control is consummated) and prior to completion of the Performance Cycle, or (B) with respect to previously-earned RSUs, if the employment of the Participant is terminated by the Company or the Participant in contemplation of a Change in Control (whether or not the Change in Control is consummated) and after completion of the Performance Cycle, and (ii) (A) as if the performance goal(s) had been met at target with respect to the Performance Cycle that has not been completed as of the date of the Change in Control if the employment of the Participant is terminated by the Company or the Participant within one year after the effective date of a Change in Control or (B) with respect to previously-earned RSUs with respect to the Performance Cycle that has been completed as of the date of the Change in Control if the employment of the Participant is terminated by the Company or the Participant within one year after the effective date of the Change in Control. The employment of the Participant will be deemed to have been terminated in contemplation of a Change in Control if the Participant’s employment terminates at any time during which (i) the Company has initiated a transaction process or is engaged in discussions with a third party about a specific transaction that, if consummated, would result in a Change in Control (and before complete abandonment of such discussions without the transaction being consummated) or (ii) the Company has become a party to a definitive agreement to consummate a transaction that would result in a Change in Control (and before complete termination of such agreement without the transaction being consummated).

(c)    Any amounts payable as provided herein shall be paid as described in Section 6.

(d)    For clarification, for the purposes of this Section 4, “Change in Control” and “Good Reason” shall have the meaning given such terms in the Plan.

5.    Restrictions; Forfeiture. In addition to other terms and conditions stated in the Plan or this Award Certificate, the Award and the underlying Shares are subject to the following restrictions. No right or interest of the Participant in the Award, to the extent restricted, may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or an Affiliate or shall be subject to any lien, obligation or liability of the Participant to any other party other than the Company or an Affiliate. Except as otherwise provided in the Plan, the Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession. Prior to vesting and payment, the Shares subject to the Award may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered. Except as may be otherwise provided in the Plan or this Award Certificate, if the Participant’s employment with the Company terminates for any reason (whether by the Company or the Participant and whether voluntary or involuntary) prior to December 31, 2022 other than as set forth in Section 3(b) or Section 4 herein, then the Participant shall forfeit all of the Participant’s right, title and interest in and to the Award and the Shares to the extent the Award (and corresponding Shares) were not earned and vested as of the date the Participant’s Continuous Status as a Participant terminated. The restrictions imposed under this Section 5 shall apply to all Shares or other securities issued with respect to Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the Stock of the Company.

6.    Settlement of Award; Delivery of Shares. No certificate or certificates for the Shares shall be issued at the time of grant of the Award. A certificate or certificates for the Shares underlying the Award (or, in the case of uncertificated Shares, other written evidence of ownership in accordance with applicable laws) shall be issued in the name of the Participant (or his beneficiary) only in the event, and to the extent, that the Award has been earned and vested. Notwithstanding the foregoing, the following provisions shall apply: (a) except with respect to distributions following termination of employment (that is, a “separation of service” under Code Section 409A) due to death, Disability or Retirement or in contemplation of a Change in Control or within one year after the effective date of a Change in Control, any Shares or other benefits payable pursuant to the Award shall, upon the earning and vesting of the Award, be distributed to the Participant (or his beneficiary) after December 31, 2022 and within the 60 days following December 31, 2022 and upon the earning and/or vesting of the Award in connection with a Change in Control be distributed to the Participant (or his beneficiary) within the 60 days following the Change in Control; and (b) any distributions due to termination of employment as a result of death, Disability or Retirement or in contemplation of a Change in Control or within one year after the effective date of a Change in Control shall be paid within 60 days following the date of termination of employment (except as otherwise provided below with respect to a delay in payments if the Participant is a “specified employee”), and the Participant shall not have the right to designate the taxable year of the payment. Notwithstanding the foregoing, if the Participant is or may be a “specified employee” (as defined under Code Section 409A), and the distribution is due to separation from service, then such distribution shall be subject to delay as provided in Section 18.22 of the Plan (or any successor provision thereto) to the extent required by Section 409A of the Code.

7.    Voting and Dividend Rights. The Participant shall not be deemed to be the holder of any Shares subject to the Award and shall not have any dividend rights, voting rights or other rights as a shareholder unless and until (and only to the extent that) the Award has become earned and vested and certificates for such Shares have been issued to him (or, in the case of uncertificated shares, other written evidence of ownership in accordance with applicable laws shall have been provided).

8.     No Right of Continued Employment or to Future Awards. Nothing in this Award Certificate shall interfere with or limit in any way the right of the Company or any Affiliate to terminate the Participant’s employment at any time, nor confer upon the Participant any right to continue in the employ of the Company or any Affiliate. The grant of the Award does not create any obligation to grant further awards.

9.    Tax Matters. The Participant will, no later than the date as of which any amount related to the Shares first becomes includable in the Participant’s gross income for federal income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state, local and foreign taxes (including any Federal Insurance Contributions Act (FICA) taxes) required by law to be withheld with respect to such amount. The withholding requirement may be satisfied, in whole or in part, unless the Committee determines otherwise, by withholding from this Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The obligations of the Company under this Award Certificate will be conditional on such payment or arrangements, and the Company, or, where applicable, its Affiliates, will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Participant acknowledges that the Company has made no warranties or representations to the Participant with respect to the legal, tax or investment consequences (including but not limited to income tax consequences) related to the grant of the Award or receipt or disposition of the Shares (or any other benefit), and the Participant is in no manner relying on the Company or its representatives for legal, tax or investment advice related to the Award or the Shares. The Participant acknowledges that there may be adverse tax consequences upon the grant of the Award and/or the acquisition or disposition of the Shares (or other benefit) subject to the Award and that the Participant has been advised that he should consult with his or her own attorney, accountant and/or tax advisor regarding the transactions contemplated by the Award and this Award Certificate. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10.    Plan Controls; Entire Agreement; Amendment. The terms contained in the Plan are incorporated into and made a part of this Award Certificate and this Award Certificate shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Award Certificate, the provisions of the Plan shall be controlling and determinative (unless the Committee determines otherwise). This Award Certificate, including Schedule A attached hereto, sets forth all of the promises, agreements, understandings, warranties and representations between the parties with respect to the Award. This Award Certificate may be amended as provided in the Plan.

11.    Successors. This Award Certificate shall be binding upon any successor of the Company, in accordance with the terms of this Award Certificate and the Plan.

12.    Severability. If any one or more of the provisions contained in this Award Certificate is held to be invalid, illegal or unenforceable, the other provisions of this Award Certificate will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

13.    Notice. Notices and communications under this Award Certificate must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to ScanSource, Inc., 6 Logue Court, Greenville, SC 29615, Attn: Secretary, or any other address designated by the Company in a written notice to the Participant. Notices to the Participant will be directed to the address of the Participant then currently on file with the Company, or at any other address given by the Participant in a written notice to the Company.

14.    Beneficiary Designation. The Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant hereunder and to receive any distribution with respect to the Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights hereunder is subject to all terms and conditions of this Award Certificate and the Plan and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, the Participant’s rights with respect to the Award may be exercised by the legal representative of the Participant’s estate, and payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Company.

15.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to receiving the Award, the Participant agrees that he or she shall abide by all provisions of the Company’s Stock Ownership and Retention Policy, Compensation Recovery Policy and/or other similar policies maintained by the Company, each as in effect from time to time and to the extent applicable to Participant from time to time. In addition, the Participant shall be subject to such compensation recovery, recoupment, forfeiture, or other similar provisions as may apply at any time to the Participant under Applicable Law.

SCHEDULE A

SCANSOURCE, INC.

2013 LONG-TERM INCENTIVE PLAN

Restricted Stock Unit Award Certificate

(Performance-and Service-Based)

This Schedule A sets forth the performance goals for the performance-based and service-based Restricted Stock Unit Award (the “Award”) under the ScanSource, Inc. 2013 Long-Term Incentive Plan, as it may be amended and/or restated (the “Plan”), evidenced by the Restricted Stock Unit Award Certificate (Performance-and Service-Based) (the “Award Certificate”) to which it is attached. Capitalized terms not expressly defined in this Schedule A but defined in the Plan or the Award Certificate shall have the same definitions as in the Plan and/or the Award Certificate, as applicable.

1.    Target RSUs: The aggregate target number of RSUs for the Performance Cycle is: [Insert Number] RSUs (the “Target RSUs”).

2.    Applicable Performance Goal: The actual number of RSUs, if any, that shall be earned is based on the level of attainment of the following performance goal: OI, which, for the purposes herein, shall mean the amount reflected for the line item identified as non-GAAP Operating Income over the 1-calendar year period which serves as the Performance Cycle. For the purposes herein, “Target OI” shall mean the target Operating Income as set by the Compensation Committee, which shall be within 90 days of the beginning of the Performance Cycle. The Company’s calculation of OI and Target OI shall be conclusive and binding absent fraud or manifest and material error.

3.    Determination of Number of Shares Earned; Additional Terms: The total number of RSUs that may be eligible to be earned under the Award is between 0% and 150% of the Target RSUs for the Performance Cycle based on attainment of the OI performance goal. If the OI performance goal is below the threshold, no RSUs are earned for Performance Cycle. If the performance goal is at threshold (90% of Target OI), 50% of the RSUs are earned for the Performance Cycle; if the performance goal is at target (100% of Target OI), 100% of the RSUs are earned for the Performance Cycle; and if the performance goal is at or above the maximum (110% of Target OI), 150% of the RSUs are earned for the Performance Cycle, subject in all cases, to the Participant’s continued employment from the Award Date through December 31, 2022 (except as otherwise set forth in the Award Certificate). As further clarification, the RSUs deemed earned for OI results between (i) threshold and target and (ii) target and maximum will be calculated using interpolation. Any RSUs that are earned and vest shall be settled in accordance with Section 6 of the Award Certificate.

4.    Committee Certification: Notwithstanding the foregoing, the Award shall not be deemed payable, in whole or in part, until the Committee’s written certification regarding if and to the extent the applicable performance goals have been met.

2013 Plan RSU Agreement (Performance- and Service-Based) (2019)